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                                Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
                                                       Registration No. 33-63390



                   SUPPLEMENT TO PROSPECTUS DATED MAY 25, 1993


         First Citizens Bank & Trust Company, Raleigh, North Carolina, has replaced Wachovia Bank of North Carolina, N.A. as transfer agent and registrar for our stock. First Citizens also serves as the Plan Administrator and Agent. Accordingly, all references to Wachovia Bank in the prospectus are deleted and replaced with First Citizens. Any questions or information with respect to the Plan should be addressed to First Citizens at the following address and telephone number:

                       First Citizens Bank & Trust Company
                               100 East Tryon Road
                             P. O. Box 29522 (27626)
                          Raleigh, North Carolina 27626
                                 (919) 716-2003


         D. Mark Boyd, III resigned as Chairman and Chief Executive Officer of the company on November 11, 1998. James E. Burt, III, the President of the company, was elected Chief Executive Officer effective December 1, 1998.

                The date of this supplement is January 15, 1999.